UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2012

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
\incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2600, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As further described in Item 3.03 below, Triangle Petroleum Corporation, a Nevada corporation (“Triangle Nevada”), consummated a reincorporation merger (the “Reincorporation”) with and into its wholly owned subsidiary, Triangle Petroleum Corporation, a Delaware corporation (the “Company”), pursuant to the terms of an Agreement and Plan of Merger entered into between Triangle Nevada and the Company on November 29, 2012, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The effective time and date of the Reincorporation was 11:59 p.m. EST on November 30, 2012 (the “Effective Time”). As a result of the Reincorporation, the Registrant is now a Delaware corporation and Triangle Nevada has ceased to exist. The directors and officers of Triangle Nevada are now the directors and officers of the Company, and the Company will continue to operate the business of Triangle Nevada as it existed immediately prior to the Reincorporation.

Item 3.03 Material Modification to Rights of Security Holders.

At the Effective Time, Triangle Nevada changed its state of incorporation from Nevada to Delaware through a merger with and into the Company, which was established for the purpose of the Reincorporation. The Reincorporation was accomplished pursuant to the terms of an Agreement and Plan of Merger entered into between Triangle Nevada and the Company on November 29, 2012, which is attached as Exhibit 2.1 to this Current Report on Form 8-K. The stockholders of Triangle Nevada approved the Reincorporation pursuant to the Agreement and Plan of Merger at the 2012 Annual Meeting of Stockholders of Triangle Nevada held on November 16, 2012.

At the Effective Time, (i) each share of Triangle Nevada’s common stock, par value $0.00001, issued and outstanding was automatically converted into one share of the Company’s common stock, $0.00001 par value per share (the “Common Stock”); and (ii) all options and other rights to acquire Triangle Nevada’s common stock outstanding immediately before the Effective Time were also automatically converted into options and rights to acquire the same number of shares of the Company’s Common Stock upon the same terms, including price. Each outstanding certificate representing shares of Triangle Nevada’s common stock was deemed, without any action by the stockholders, to represent the same number of shares of the Company’s Common Stock. Triangle Nevada stockholders may, but are not required to, exchange their stock certificates as a result of the Reincorporation.

In accordance with Rule 12g-3 under the Exchange Act, the shares of Common Stock of the Company were deemed to be registered under Section 12(b) of the Exchange Act as the successor to Triangle Nevada. The shares of Common Stock of the Company continue to be listed on the NYSE MKT under the symbol “TPLM.”

Prior to the Effective Time, the rights of Triangle Nevada’s stockholders were governed by the Nevada Revised Statutes and Triangle Nevada’s Articles of Incorporation, as amended, and Amended and Restated Bylaws. As a result of the Reincorporation, holders of Triangle Nevada common stock are now holders of the Company’s Common Stock, and their rights as stockholders are governed by the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws. In connection with the Reincorporation, the number of authorized shares of common stock was increased from the 70,000,000 shares under Triangle Nevada’s Articles of Incorporation, as amended, to 140,000,000 shares of Common Stock under the Company’s Certificate of Incorporation. The Company’s Certificate of Incorporation, Bylaws, and form of Common Stock certificate are attached to this Current Report on Form 8-K as Exhibits 3.1, 3.2, and 4.1 respectively, and are incorporated by reference herein.

The Company hereby incorporates by reference the description of the Common Stock contained in the section entitled “Proposal No. 4 – Approval of Reincorporation in Delaware and Related Transactions” in Triangle Nevada’s definitive proxy statement on Schedule 14A, as filed with the SEC on October 16, 2012 (the “Proxy Statement”), including the following captions: “Securities Act Consequences” and “Comparison of Certain Rights of Stockholders Under Nevada and Delaware Law,” to the extent such description relates to the common stock of the Company. The Company also hereby incorporates by reference the description of common stock contained in the section entitled “Proposal No. 5, – Approval of an Increase in the Number of Authorized Shares of Common Stock” in the Proxy Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information in Item 3.03 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On December 3, 2012, the Company issued a press release announcing the Reincorporation and the scheduled date of its third quarter fiscal year 2012 earnings release and conference call. A copy of the press release is attached hereto as Exhibit 99.1

The information in this Item 7.01 and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 attached hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 2.1	Agreement and Plan of Merger
Exhibit 3.1	Certificate of Incorporation of Triangle Petroleum Corporation
Exhibit 3.2	Bylaws of Triangle Petroleum Corporation
Exhibit 4.1	Form of Common Stock Certificate of Triangle Petroleum Corporation
Exhibit 99.1	Press Release, dated December 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2012	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels President and Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

Exhibit 2.1*	Agreement and Plan of Merger
Exhibit 3.1*	Certificate of Incorporation of Triangle Petroleum Corporation
Exhibit 3.2*	Bylaws of Triangle Petroleum Corporation
Exhibit 4.1*	Form of Common Stock Certificate of Triangle Petroleum Corporation
Exhibit 99.1*	Press Release, dated December 3, 2012

* Filed herewith.